Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SEC. 1350
In connection with the filing by Five Star Senior Living Inc. (the “Company”) of the Annual Report on Form 10‑K for the year ended December 31, 2019 (the “Report”), each of the undersigned hereby certifies, to the best of her or his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Katherine E. Potter
Katherine E. Potter President and Chief Executive Officer

/s/ Jeffrey C. Leer
Jeffrey C. Leer Executive Vice President, Chief Financial Officer and Treasurer

Date: March 2, 2020